UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 6, 2020 (November 5, 2020)

CVS HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-01011	05-0494040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive, Woonsocket, Rhode Island	02895
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(401) 765-1500

Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Larry J. Merlo’s Retirement as President and Chief Executive Officer and as a Director

On November 6, 2020, CVS Health Corporation (“CVS Health”) announced that Larry J. Merlo, currently the President and Chief Executive Officer and a member of the Board of Directors of CVS Health (the “Board”), notified CVS Health on November 5, 2020 of his intention to retire effective May 31, 2021 and, in connection therewith, step down from the offices of President and Chief Executive Officer effective February 1, 2021. Thereafter, Mr. Merlo will continue to be employed at CVS Health to assist the new President and Chief Executive Officer on transition matters until his retirement from CVS Health on May 31, 2021. Mr. Merlo has also informed CVS Health that he will not seek re-election to the Board at CVS Health’s 2021 annual meeting of stockholders. In connection with this transition, Mr. Merlo has agreed to waive any and all rights that he may have to terminate his employment with CVS Health under the terms of his Amended and Restated Employment Agreement, dated as of December 22, 2008 and amended as of December 21, 2012, in connection with the planned transition effective February 1, 2021. Mr. Merlo’s decision to retire and not to seek re-election to the Board is not the result of any dispute or disagreement with CVS Health. Mr. Merlo’s retirement comes after a 40-year career with CVS Health, including serving as Chief Executive Officer since March 2011 and as President and a member of the Board since May 2010.

Appointment of Karen S. Lynch as President and Chief Executive Officer and Director

On November 5, 2020, the Board appointed Karen S. Lynch to serve as President and Chief Executive Officer of CVS Health, and as a Director, both effective February 1, 2021. Upon the effectiveness of her appointment to the Board, Ms. Lynch will join the Executive Committee of the Board.

In connection with Ms. Lynch’s appointment as a Director, the Board also approved an increase in the size of the Board from 13 directors to 14 directors effective on the date of her appointment.

Ms. Lynch, age 57, is currently Executive Vice President, CVS Health and President, Aetna. Ms. Lynch has held this position since 2018 following CVS Health’s acquisition of Aetna Inc. (“Aetna”) and has been President of Aetna since 2015. Prior to that, Ms. Lynch was Executive Vice President, Local and Regional Businesses of Aetna from February 2013 through December 2014. Ms. Lynch is also a member of the board of directors of U.S. Bancorp, a banking and financial services company. Ms. Lynch is a graduate of Boston College and The Questrom School of Business at Boston University.

In connection with Ms. Lynch’s appointment to President and Chief Executive Officer of CVS Health, CVS Health entered into an amended and restated employment agreement with Ms. Lynch, to become effective February 1, 2021 (the “Lynch Agreement”). The Lynch Agreement sets forth, among other things, the terms of her employment as President and Chief Executive Officer of CVS Health. The Lynch Agreement has no specified term and provides that Ms. Lynch’s employment with CVS Health will be on an at-will basis. Further, pursuant to the Lynch Agreement, Ms. Lynch will receive an annualized base salary of $1.45 million and will be eligible to participate in CVS Health’s annual bonus plan with a target annual cash bonus opportunity of 200% of her base salary, effective February 1, 2021. In addition, Ms. Lynch’s target annual equity award compensation for 2021 will be $11,000,000, which will be comprised of 75% performance stock units and 25% stock options. For any equity awards granted on or following the effectiveness of the Lynch Agreement, Ms. Lynch will be treated as “retirement” eligible under the vesting and exercise terms of the applicable award agreements relating to CVS Health awards generally applicable to senior-level executives of CVS Health. Upon a qualifying termination of employment, Ms. Lynch would be entitled to a cash severance payment equal to two-times (which is increased to two-and-a-half times if the qualifying termination of employment occurs within two years following a change in control) the sum of her highest base salary in effect during the six-month period immediately prior to the date of her termination of employment and her target annual bonus opportunity for the year of her termination of employment. Ms. Lynch would also be entitled to a prorated annual bonus for the year of her termination of employment and up to 18 months of continued health and benefit plan participation at the same benefit and cost sharing level at which Ms. Lynch and her eligible dependents were participating on the date of her termination of employment.

The Lynch Agreement also provides for a Section 280G “best net” provision, which would reduce the value of any change in control payments or benefits that Ms. Lynch would be eligible to receive to the extent necessary to avoid the adverse tax consequences of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (to the extent that the reduction would put Ms. Lynch in a better after-tax position).

Pursuant to the Lynch Agreement, Ms. Lynch also entered into a new CVS Health restrictive covenant agreement to, among other things, increase her post-employment non-competition and non-solicitation periods to 24 months following her employment with CVS Health.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Ms. Lynch and any of CVS Health’s executive officers or directors or persons nominated or chosen to become a director or executive officer. Ms. Lynch has not engaged in any transaction with CVS Health during the last fiscal year, and she does not propose to engage in any transaction, that would be reportable under Item 404(a) of Regulation S-K.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

The exhibits to this Current Report on Form 8-K are as follows:

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release of CVS Health Corporation, dated November 6, 2020.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

Date: November 6, 2020	By:	/s/ Colleen M. McIntosh
Colleen M. McIntosh
Senior Vice President, Chief Governance Officer and Corporate Secretary